                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           Raytel Medical Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                           RAYTEL MEDICAL CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MARCH 2, 2000


TO THE STOCKHOLDERS:

        The Annual Meeting of Stockholders of RAYTEL MEDICAL CORPORATION, a Delaware corporation, will be held at Le Meridien Hotel, 250 Franklin Street, Boston, Massachusetts on Thursday, March 2, 2000 at 10:30 a.m. for the following purposes:

        1. To elect three (3) directors to Class II of the Board of Directors.

        2. To approve the 2000 Stock Option Plan to reserve 425,000 shares for issuance thereunder.

        3. To ratify the appointment of Arthur Andersen LLP as the independent accountants of Raytel for the fiscal year ending September 30, 2000.

        4. To transact such other business as may properly come before the meeting or any adjournment thereof.

        Stockholders of record at the close of business on January 14, 2000 shall be entitled to vote at the meeting.


                                         By order of the Board of Directors

                                         /s/ Richard F. Bader
                                         --------------------------
                                         RICHARD F. BADER
                                         Chairman of the Board and
                                         Chief Executive Officer


San Mateo, California
January 26, 2000


IMPORTANT: PLEASE FILL IN, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE PROVIDED TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN THOUGH YOU HAVE SENT IN YOUR PROXY.

                           RAYTEL MEDICAL CORPORATION

                          2755 CAMPUS DRIVE, SUITE 200
                           SAN MATEO, CALIFORNIA 94403


                                 PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING


GENERAL

        The enclosed Proxy is solicited on behalf of Raytel Medical Corporation, a Delaware corporation, for use at the Annual Meeting of Stockholders to be held Thursday, March 2, 2000 at 10:30 a.m., or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at Le Meridien Hotel, 250 Franklin Street, Boston, Massachusetts. Raytel's principal executive offices are located at 2755 Campus Drive, Suite 200, San Mateo, California. Its telephone number at that address is (650) 349-0800.

        These proxy solicitation materials were mailed on or about January 26, 2000 to all stockholders entitled to vote at the Annual Meeting.

RECORD DATE

        Stockholders of record at the close of business on January 14, 2000 are entitled to notice of, and to vote at, the Annual Meeting. At the record date, 8,746,344 shares of Raytel Common Stock were issued and outstanding.

REVOCABILITY OF PROXIES

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to Raytel a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

VOTING

        The shares represented by the proxies received will be voted as you direct. If you give no direction, the shares will be voted as recommended by the Board of Directors. Each stockholder is entitled to one vote for each share of stock held by him or her on all matters.

SOLICITATION

        Raytel will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional soliciting materials sent to stockholders. Raytel may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of Raytel's directors, officers and regular employees, without additional compensation, personally or by telephone or telegram. Except as described above, Raytel does not currently intend to solicit proxies other than by mail.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

        Raytel's bylaws require advance notice of any stockholder proposals to be brought before a stockholders' meeting. Under the bylaws, in order for business to be properly brought before a meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of Raytel. To be timely, a stockholder proposal to be presented at an annual meeting must be received at Raytel's principal executive offices not less than 120 calendar days in advance of the date that Raytel's proxy statement was released to stockholders in connection with the previous year's annual meeting of stockholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 calendar days from the date contemplated at the time of the previous year's proxy statement, or in the event of a special meeting, notice by the stockholder will be considered timely if it is received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or disclosure of the meeting was made.

        Accordingly, proposals of stockholders intended to be presented at the 2001 Annual Meeting of Stockholders must be received by Raytel no later than September 27, 2000. Such proposals may be included in next year's proxy statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission (the "SEC").


                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

CLASSIFIED BOARD

        Raytel has a classified Board of Directors consisting of three classes of directors serving staggered three-year terms. The Class I director is Thomas J Fogarty, M.D., whose current term will end in 2002; the Class II directors are Gene I. Miller, Mary M. Lampe, and David E. Wertheimer, M.D., whose current terms will end in 2000; and the Class III directors are Richard F. Bader and Allan Zinberg, whose current terms will end in 2001. There is currently one Class I vacancy on the Board. At each annual meeting of stockholders, the successors to the class of directors whose term expires at such meeting will be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

NOMINEES

        The term of the Class II directors will expire on the date of the upcoming annual meeting. Accordingly, three persons are to be elected to the Board as Class II directors at the meeting. Management's nominees for election to these positions are the current Class II directors, Gene I. Miller, Mary M. Lampe, and David E. Wertheimer, M.D. If elected, each nominee will serve as a director until Raytel's annual meeting of stockholders in 2003, or until his or her successor is elected and qualified. If any of the nominees declines to serve or becomes unavailable for any reason, or if an additional vacancy occurs before the election, the Proxies may be voted for such substitute nominees as management may designate. Management does not currently intend to designate any nominee to fill the current Class I vacancy prior to the upcoming annual meeting.

        If a quorum is present and voting, the three nominees receiving the highest number of votes will be elected as Class II directors. Abstentions and shares held by brokers that are present but not voted because the brokers are prohibited from exercising discretionary authority, i.e., "broker non-votes," will be counted as present for purposes of determining if a quorum is present.


        THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEES NAMED IN THIS PROPOSAL.

EXECUTIVE OFFICERS AND DIRECTORS

         The executive officers and directors of Raytel are as follows:

                NAME                AGE                    POSITION
                ----                ---                    --------
Richard F. Bader..................   62   Chairman of the Board of Directors and
                                          Chief Executive Officer

Allan Zinberg ....................   58   President, Chief Operating Officer and Director

John F. Lawler, Jr................   53   Vice President and Chief Financial Officer

F. David Rollo, M.D.  ............   60   Senior Vice President and Executive Medical Director

David E. Wertheimer, M.D..........   44   Senior Vice President

Swapan Sen........................   47   Senior Vice President - General Manager,
                                          Medical Facility Operations

Michael O. Kokesh ................   48   Vice President, General Counsel and Secretary

Thomas J. Fogarty, M.D. ..........   65   Director

Mary M. Lampe.....................   52   Director

Gene I. Miller....................   58   Director

        RICHARD F. BADER was a founder of Raytel in 1981 and has served as its Chief Executive Officer and as a director since its inception and as Chairman of Raytel's Board of Directors since April 1986. Mr. Bader also served as President of Raytel from its inception to May 1988 and again from May 1989 to December 1991, and as Chief Financial Officer from February 1990 to December 1991. Prior to founding Raytel, Mr. Bader was employed as President and Chief Executive Officer of Compression Labs, Inc., a developer of video teleconferencing equipment and digital signal compression technology, from 1977 to 1981, and of Integrated Microsystems, a manufacturer of semiconductor microsystems, from 1969 to 1975.

        ALLAN ZINBERG has been Raytel's President and Chief Operating Officer since December 1991. Mr. Zinberg joined Raytel as President of Raytel's Cardiac Datacorp, Inc. subsidiary ("CDI") in February 1990, when CDI was acquired by Raytel, and has also served as a director of Raytel since that time. From June 1974 to February 1990, Mr. Zinberg was employed by CDI, where he served as a senior executive from June 1979 to February 1990. Mr. Zinberg retired as an executive officer effective December 31, 1999, but remains a Director of the Company.

        JOHN F. LAWLER, JR. has served as Raytel's Vice President and Chief Financial Officer since May 1999, prior to which he had served as Vice President-Corporate Controller since March 1993. Mr. Lawler served as Corporate Controller of Zygo Corp., a manufacturer of measuring equipment and optical components, from September 1983 to March 1993. Prior to September 1983, he served with Raymond Industries, Inc., a diversified manufacturing company, and KPMG Peat Marwick.

        F. DAVID ROLLO, M.D. Dr. Rollo currently serves as the Senior Vice President of ADAC Laboratories, Inc. Prior to joining ADAC Laboratories in November 1999, Dr. Rollo served as Senior Vice President and Executive Medical Director of Raytel from June 1996 to November 1999 and was a director of Raytel from March 1993 to July 1998. Dr. Rollo served as Senior Vice President-Medical Affairs of HCIA, a healthcare information company, from April 1995 to June 1996. Dr. Rollo served as President and Chief Executive Officer of Metricor, a healthcare consulting company, from October 1992 to April 1995, when it was acquired by HCIA. From September 1980 to October 1992, Dr. Rollo served as Senior Vice President-Medical Affairs of Humana, Inc., a hospital management company. Dr. Rollo is a director of ADAC Laboratories, Inc.

        SWAPAN SEN has been a Senior Vice President of Raytel since December 1997 and a Vice President of Raytel since February 1990, when he joined Raytel following the CDI acquisition. Since Raytel's acquisition of Cardiovascular Ventures, Inc. ("CVI") in August 1997, Mr. Sen has had primary responsibilities for the day-to-day operations of Raytel's cardiovascular diagnostic facilities, and continues to have primary responsibility for the day-to-day operations of Raytel's imaging centers. From February 1990 to December 1991, he managed the three imaging centers associated with the CDI acquisition. From December 1985 to February 1990, Mr. Sen served in the same capacity with CDI.

        DAVID E. WERTHEIMER, M.D. has been a Senior Vice President and a director of Raytel since August 1997, when he joined Raytel following the CVI acquisition. Dr. Wertheimer founded CVI in 1991, where he served as the Chairman of the Board and a director until its acquisition by Raytel in August 1997. Dr. Wertheimer serves as the President of and is a practicing cardiologist with the Heart Institute of Port St. Lucie, Inc., a multi-specialty physician practice, and its predecessor practice, which he founded in 1984. Dr. Wertheimer is a Fellow of the American College of Cardiology, the American College of Physicians, and the Society for Cardiac Angiography and Intervention. Dr. Wertheimer currently serves as the chairman of the Medical Advisory Committee of the Department of Health for the State of Florida, a post that he has held since 1996.

        MICHAEL O. KOKESH has been General Counsel and Secretary of Raytel since March 1996 and a Vice President since December 1996. Mr. Kokesh was a co-founder of National Reproductive Medical Centers, Inc., where he served as a director from November 1991 to June 1993 and served as Vice President, General Counsel, and Secretary from November 1991 until March 1996. From May 1989 to November 1991, Mr. Kokesh was a partner with Bronson, Bronson & McKinnon, a general practice law firm where he specialized in healthcare law, emphasizing transactional, corporate and securities matters.

        THOMAS J. FOGARTY, M.D. has been a director of Raytel since November 1982. Dr. Fogarty is a cardiovascular surgeon and has served as Professor of Surgery at Stanford University Medical School since July 1993. Dr. Fogarty practiced with Pacific Coast Cardiac and Vascular Systems from 1971 to July 1993. Dr. Fogarty is also the founder and President of Fogarty Engineering, Inc., and Thomas Fogarty Winery and Vineyards. Dr. Fogarty has authored 85 patents in the field of catheter and cardiovascular instrumentation. Dr. Fogarty is a director of CardioThoracic Systems, Inc., and several privately held companies. In addition, he is general partner of a venture capital fund focused on the development of advanced cardiac care products.

        MARY M. LAMPE has been a director of Raytel since July 1999. Ms. Lampe has been the Executive Director and Chief Operating Officer for the Cardiovascular Research Foundation since February 1999. The Foundation is a non-profit organization that promotes excellence in interventional cardiology and vascular therapy through research and education. Prior to joining the Foundation, Ms. Lampe served for 15 years as the executive director of various national law firms and 8 years in hospital administration in Pennsylvania.

        GENE I. MILLER has been a director of Raytel since February 1989. Mr. Miller has been a general partner of Peregrine Ventures funds, a venture capital firm, since its inception in 1981. Mr. Miller serves on the boards of several privately held companies.

        There are no family relationships among directors or executive officers of Raytel.

BOARD MEETINGS AND COMMITTEES

        The Board of Directors of Raytel held six regular meetings and eight special meetings during the fiscal year ended September 30, 1999. The Board of Directors has a Compensation Committee, an Audit Committee, an Employee Stock Option Committee, and a Nominating Committee. During the fiscal year ended September 30, 1999, no incumbent director attended fewer than 75% of the aggregate of (i) all meetings of the Board of Directors (held during the period in which such director served) and (ii) all meetings of committees of the Board on which such director served.

        The Compensation Committee currently consists of Dr. Fogarty, Ms. Lampe and Mr. Miller. The compensation committee reviews and recommends to the board the compensation and benefits of all executive officers, and establishes and reviews general policies relating to compensation and benefits of Raytel's employees. The committee is responsible for reviewing the performance of Raytel's officers and making recommendations to the Board concerning salaries and incentive compensation for these officers. The compensation committee held two meetings during the fiscal year ended September 30, 1999.

        The Audit Committee currently consists of Mr. Miller and Ms. Lampe. The audit committee recommends the appointment of our independent auditors, reviews our internal accounting procedures and financial statements and consults with and reviews the services provided by our independent auditors, including the results and scope of their audit. The audit committee held two meetings during the fiscal year ended September 30, 1999.

        The Employee Stock Option Committee currently consists of Messrs. Bader and Zinberg. The committee is authorized to grant stock options under Raytel's 1990 Stock Option Plan to employees of Raytel who are not executive officers. The employee stock option committee held one meeting during the fiscal year ended September 30, 1999.

        The Nominating Committee consists of Messrs. Bader and Miller. The committee was formed for purposes of identifying and evaluating the qualifications of all candidates for election to the Board of Directors. The Nominating Committee will consider nominations recommended by stockholders. Stockholders wishing to submit nominations must notify Raytel of their intent to do so on or before the date on which stockholder proposals to be included in the proxy statement for the stockholder meeting must be received by Raytel. Such notice must include the information specified in Raytel's bylaws, a copy of which may be obtained from Raytel.

DIRECTOR COMPENSATION

        Non-employee directors are entitled to a fee of $1,500 for each Board meeting they attend. In addition, Raytel's 1995 Outside Directors Stock Option Plan (the "Directors Plan") provides for formula-based grants of options to non-employee directors. The Directors Plan provides that each non-employee director of Raytel shall be granted an option to purchase 6,000 shares of Raytel stock on the date on which the optionee first becomes a non-employee director. Thereafter, on the date immediately following each annual stockholders' meeting, each non-employee director who is reelected at the meeting shall be granted an additional option to purchase 6,000 shares if, on that date, he or she has served on the Board of Directors for at least six months.

        The Directors Plan provides that each option shall become exercisable in three equal annual installments, subject to the director's continuous service and subject to adjustment at each scheduled vesting date by multiplying the number of shares eligible for vesting by a fraction, the numerator of which is the number of meetings of the Board of Directors attended by the director during the preceding 12-month period and the denominator of which is the total number of meetings held during such period. Shares which do not vest on a scheduled vesting date as a result of such an adjustment will vest instead, without further adjustment, on the fifth anniversary of the date of grant. All options granted under the Directors Plan have exercise prices equal to the fair market value of a share of Raytel's stock on the date of grant. Options granted under the Directors Plan have a term of ten years.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information known to Raytel relating to the beneficial ownership of Raytel's common stock by (i) each person who is known by Raytel to be the beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each executive officer named in the tables set forth under "Executive Compensation," (iii) each director and (iv) all executive officers and directors as a group, as of December 31, 1999:

                                                        NUMBER OF
                                                         SHARES
                                                      BENEFICIALLY
                    NAME AND ADDRESS                     OWNED(1)   PERCENT(1)
                    ----------------                  ------------  ----------

State of Wisconsin Investment Board................     1,163,239     13.3%
  P.O. Box 7842
  Madison, WI 53707
Heartland Advisers ................................       897,000     10.3%
  790 N. Milwaukee Street
  Milwaukee, WI  53202
Wellington Management Company LLP..................       885,400     10.1%
  75 State Street, 19th Floor
  Boston, MA  02109
Richard F. Bader(2)................................       666,767      7.4%
  c/o Raytel Medical Corporation
  2755 Campus Drive, Suite 200
  San Mateo, CA 94403
Dimensional Fund Advisors, Inc.  ..................       582,800      6.7%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA  90401
Thomas J. Fogarty, M.D.(3).........................       234,379      2.7%
David E. Wertheimer, M.D.(4) ......................       201,624      2.3%
Allan Zinberg(5)...................................       141,410      1.6%
Gene I. Miller(6)..................................        52,994       *
Swapan Sen(7)......................................        40,561       *
F. David Rollo, M.D.(8)............................        36,375       *
All executive officers and
directors as a group (10 persons)(9)...............     1,392,786     15.2%

----------
*       Less than 1%

(1) Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable, or will become exercisable within 60 days after December 31, 1999, are deemed outstanding. Such shares, however, are not deemed outstanding for purposes of computing the percentage ownership of any other person. In general, options granted under Raytel's 1983 Stock Option Plan and its 1990 Stock Option Plan are exercisable to the extent they are vested. Options (or shares issued upon exercise thereof) vest over a period of two to four years from the date of grant. Unless otherwise indicated in the footnotes to this table, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

(2) Includes 246,522 shares issuable upon exercise of stock options that are currently exercisable and will be fully vested within 60 days after December 31, 1999.

(3) Includes 161,935 shares held by the Lincoln Trust Company, Custodian FBO Thomas J. Fogarty IRA Rollover Account, and 65,194 shares held by the Fogarty Family Revocable Trust dated September 14, 1971, as amended and restated February 14, 1991. Also includes 7,250 shares issuable upon exercise of stock options that are currently exercisable and will be fully vested within 60 days after December 31, 1999.

(4) Includes 4,100 shares held by Dr. Wertheimer's minor children, as to which he disclaims beneficial ownership. Also includes 18,750 shares issuable upon exercise of stock options that are currently exercisable and will be fully vested within 60 days after December 31, 1999.

(5) Includes 45,716 shares issuable upon exercise of stock options that are currently exercisable and will be fully vested within 60 days after December 31, 1999.

(6) Includes 42,469 shares issuable upon exercise of stock options that are currently exercisable and will be fully vested within 60 days after December 31, 1999.

(7) Includes 35,561 shares issuable upon exercise of stock options that are currently exercisable and will be fully vested within 60 days after December 31, 1999.

(8) Includes 34,999 shares issuable upon exercise of stock options that are currently exercisable and will be fully vested within 60 days after December 31, 1999.

(9) Includes 446,829 shares issuable upon exercise of stock options that are currently exercisable, of which 446,829 shares will be fully vested within 60 days after December 31, 1999.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

        The following table sets forth information concerning the compensation received for services rendered to Raytel during each of the fiscal years ended September 30, 1999, 1998 and 1997 by the Chief Executive Officer of Raytel and the four other most highly compensated executive officers of Raytel whose total salary and bonus for such fiscal year exceeded $100,000 (collectively, the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE


                                                                                LONG TERM
                                                                               COMPENSATION
                                                             ANNUAL               AWARDS
                                                          COMPENSATION(1)         OPTIONS
                                            FISCAL    --------------------       GRANTED      ALL OTHER
      NAME AND PRINCIPAL POSITION            YEAR      SALARY      BONUS         (SHARES)    COMPENSATION
      ---------------------------           ------    --------    --------     ------------  ------------
Richard F. Bader  .......................    1999     $299,760    $190,000      300,000(2)   $26,491(3)(4)
  Chairman  of the  Board of  Directors      1998     $281,973    $150,000        --         $10,588(5)
  and Chief Executive Officer                1997     $281,973    $179,000      300,000      $ 9,944(6)



Allan Zinberg(7) ........................    1999     $299,760    $ 75,000      100,000(2)   $25,842(3)(4)
  President and                              1998     $281,973    $150,000         --        $ 9,720(5)
  Chief Operating Officer                    1997     $281,973    $135,000      100,000      $ 9,944(6)



David E. Wertheimer, M.D.(8).............    1999     $350,000    $ 20,000         --        $    36(3)
  Senior Vice President                      1998     $300,000     --            75,000(2)   $    43(5)
                                             1997     $ 37,500     --            75,000           --


F. David Rollo, M.D.(9)..................    1999     $254,930     --            87,000(2)   $10,408(3)
  Former  Senior  Vice  President  and       1998     $250,120     --              --        $12,680(5)
  Executive Medical Director                 1997     $250,120    $ 37,000       87,000      $ 2,284(6)


Swapan Sen...............................    1999     $186,895    $110,000       61,000(2)   $22,886(3)(4)
  Senior Vice President-General              1998     $167,797    $100,000       40,000      $10,440(5)
  Manager, Medical Facility                  1997     $163,324    $ 85,000         --        $10,172(6)
  Operations

------------------------

(1) Includes amounts (if any) deferred under Raytel's 401(k) Plan and its Executive Deferred Compensation Plan.

(2) Consists of options granted in replacement of repriced options. See "Report of the Employee Stock Option Committee and the Compensation Committee on Repricing of Options."

(3) Consists of matching contributions by Raytel under the 401(k) Plan, contributions by Raytel to the Pension Plan and life insurance premiums paid by Raytel for the benefit of the Named Executive Officer. These amounts accrue on a calendar year basis. The reported amounts represent the amounts estimated by Raytel to have accrued during the fiscal year. The amounts representing 401(k) Plan contributions for fiscal year 1999 are $2,500 for Mr. Bader, $2,751 for Mr. Zinberg, $2,822 for Mr. Sen, $2,500 for Dr. Rollo and $0 for Dr. Wertheimer. The amounts representing Pension Plan contributions for the fiscal year 1999 are $7,548 for Messrs. Bader, Zinberg, Sen, and Rollo, and $0 for Dr. Wertheimer. The amounts representing life insurance premiums are $450 for Messrs. Bader, Zinberg, and Sen, $360 for Dr. Rollo and $36 for Dr. Wertheimer.

(4) Includes deferred compensation adjustment amounts of $15,993 for Mr. Bader, $15,093 for Mr. Zinberg and $6,411 for Mr. Sen.

(5) Consists of matching contributions by Raytel under the 401(k) Plan, contributions by Raytel to the Pension Plan and life insurance premiums paid by Raytel for the benefit of the Named Executive Officer. These amounts accrue on a calendar year basis. The reported amounts represent the amounts estimated by Raytel to have accrued during the fiscal year. The amounts representing 401(k) Plan contributions for fiscal year 1998 are $2,500 for Mr. Bader, $1,632 for Mr. Zinberg, $2,352 for Mr. Sen, $2,951 for Dr. Rollo, and $0 for Dr. Wertheimer. The amounts representing Pension Plan contributions for the fiscal year 1998 are $7,638 for Messrs. Bader, Zinberg, Sen, and Dr. Rollo and $0 for Dr. Wertheimer. The amounts representing life insurance premiums for fiscal year 1998 are $450 for Messrs. Bader, Zinberg, Sen, and $360 Dr. Rollo, and $43 for Dr. Wertheimer.

(6) Consists of matching contributions by Raytel under the 401(k) Plan, contributions by Raytel to the Pension Plan and life insurance premiums paid by Raytel for the benefit of the Named Executive Officer. These amounts accrue on a calendar year basis. The reported amounts represent the amounts estimated by Raytel to have accrued during the fiscal year. The amounts representing 401(k) Plan contributions for the fiscal year 1997 are $2,375 for Mr. Bader, $2,375 for Mr. Zinberg, $2,603 for Mr. Sen, $1,924 for Dr. Rollo $0 for Dr. Wertheimer. The amounts representing Pension Plan contributions for the fiscal year 1997 are $7,119 for Messrs. Bader, Zinberg, and Sen, $0 for Dr. Rollo and $0 for Dr. Wertheimer. The amounts representing life insurance premiums for fiscal year 1997 are $450 for Messrs. Bader, Zinberg, and Sen, $360 for Dr. Rollo and $0 for Dr. Wertheimer.

(7) Mr. Zinberg retired as an executive officer of Raytel effective December 31, 1999.

(8)     Dr. Wertheimer joined Raytel in August 1997 with the acquisition of CVI.

(9) Dr. Rollo resigned as an executive officer of Raytel effective October 22, 1999.



STOCK OPTION GRANTS

        The following table sets forth information concerning grants of options to purchase Raytel's Common Stock made during the fiscal year ended September 30, 1999 to the Named Executive Officers.

                        OPTION GRANTS IN LAST FISCAL YEAR



                                           INDIVIDUAL GRANTS                   POTENTIAL REALIZABLE
                           -------------------------------------------------           VALUE
                                         % OF TOTAL                             AT ASSUMED RATES OF
                            NUMBER OF      OPTIONS                                  STOCK PRICE
                              SHARES      GRANTED TO   EXERCISE                  APPRECIATION FOR
                            UNDERLYING    EMPLOYEES     PRICE                      OPTION TERM(1)
                             OPTIONS      IN FISCAL      PER      EXPIRATION   ---------------------
              NAME           GRANTED        1999       SHARE(2)      DATE         5%        10%
              ----         ------------  -----------   --------   ----------   --------   ----------

Richard F. Bader  .......  300,000(3)(4)   45.29%      $3.625      10/15/08    $683,923   $1,733,195

Allan Zinberg  ..........  100,000(3)(4)   15.10%      $3.625      10/15/08    $227,974   $  577,732

David E. Wertheimer, M.D.      --            N/A         N/A          N/A        N/A         N/A

F. David Rollo, M.D. ....  87,000(3)(4)    13.13%      $3.625      10/15/08    $198,338   $  502,627

Swapan Sen...............  61,000(3)(5)     9.21%      $3.625      10/15/08    $139,064   $  352,416

-----------------------

(1) Potential realizable values are net of the exercise price but before taxes associated with the exercise. Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with the rules of the SEC and do not represent Raytel's estimate or projection of the future stock price. Actual gains, if any, on stock option exercise are dependent on Raytel's future financial performance, overall market conditions and the option holders' continued employment through the vesting period.

(2) All options were granted at the fair market value of Raytel's stock on the date of grant, based on the closing price of Raytel's stock on the Nasdaq National Market.

(3) The options were granted on October 15, 1998 in replacement of previously outstanding options. On that date, as a result of a decline in the market price of Raytel's Common Stock, the Employee Stock Option Committee and the Compensation Committee determined that it was in Raytel's best interest to offer current option holders the opportunity to exchange outstanding options with an exercise price equal to or greater than $7.50 for options with an exercise price equal to the then-current market price ($3.625). Each new option vests at the same rate as the option it replaced, and with the vesting of each new option to commence on December 31, 1998. Of the Named Executive Officers, Messrs. Bader, Zinberg, and Sen and Dr. Rollo participated in the exchange.

(4) The options vest and become exercisable at the rate of 1/12 on December 31, 1998 and quarterly thereafter through September 30, 2001.

(5) Represents two separate options, one for 21,000 shares that vests and become exercisable at the rate of 1/16 on December 31, 1998 and quarterly thereafter through September 30, 2002, and another for 40,000 shares that vests and becomes exercisable at the rate of 1/4 on October 15, 1999 and annually thereafter through October 15, 2002.

OPTION EXERCISES AND YEAR-END HOLDINGS

        The following table sets forth information concerning the exercise of stock options during the fiscal year ended September 30, 1999 and the stock options held as of September 30, 1999 by the Named Executive Officers.


                    AGGREGATE OPTION EXERCISES IN LAST FISCAL
                     YEAR AND FISCAL YEAR-END OPTION VALUES

                                          NUMBER OF SHARES                 VALUE OF UNEXERCISED
                                       UNDERLYING UNEXERCISED             IN-THE-MONEY OPTIONS AT
                                    OPTIONS AT SEPTEMBER 30,1999           SEPTEMBER 30, 1999(1)
                                    ----------------------------          -----------------------
                NAME               EXERCISABLE(2)    UNEXERCISABLE     EXERCISABLE(2)    UNEXERCISABLE
                ----               --------------    -------------     --------------    -------------
         Richard F. Bader  .......    221,521           200,000           $29,968              --

         Allan Zinberg  ..........     37,382            66,668              --                --

         David E. Wertheimer, M.D.     18,750            56,250              --                --

         F. David Rollo, M. D.  ..     34,999            58,001              --                --

         Swapan Sen  .............     24,249            55,750           $11,716              --

----------
 (1) Based on the closing price of $2.719 for the Common Stock as quoted on the Nasdaq National Market on September 30, 1999, less the exercise price.

(2) Options granted prior to October 1, 1995, including options granted more recently in replacement of such options, are fully exercisable, subject to Raytel's right to repurchase any unvested shares at the original exercise price in the event of the optionee's termination. Options (or shares issued upon exercise thereof) vest over periods of two to four years from the date of grant.

TEN YEAR OPTION REPRICINGS

        The following table provides the specified information concerning all repricings of options to purchase Raytel's Common Stock held by any executive officer of Raytel since December 1, 1995, the date of Raytel's initial public offering.

                           TEN YEAR OPTION REPRICINGS

                                                                                                         LENGTH OF
                                                                                                         ORIGINAL
                                                         NUMBER OF     MARKET      EXERCISE                TERM
                                                        SECURITIES    PRICE OF     PRICE AT              REMAINING
                                                        UNDERLYING    STOCK AT      TIME OF              AT DATE OF
                                                         OPTIONS      REPRICING    REPRICING    NEW      REPRICING
                                                         REPRICED         OR          OR      EXERCISE       OR
       NAME AND POSITION                     DATE       OR AMENDED    AMENDMENT    AMENDMENT   PRICE     AMENDMENT
       -----------------                     ----       ----------    ---------    ---------  --------   ----------
Richard F. Bader......................     10/15/98      300,000       $3.625       $  8.50    $3.625     8 years
  Chairman of the Board of Directors                                                                     202 days
  And Chief Executive Officer
                                           05/05/97      300,000        $8.50       $ 11.50    $ 8.50     9 years
                                                                                                          71 days

Allan Zinberg.........................     10/15/98      100,000       $3.625       $  8.50    $3.625     8 years
  President and                                                                                          202 days
  Chief Operating Officer
                                           05/05/97      100,000       $ 8.50       $ 11.50    $ 8.50     9 years
                                                                                                          71 days

David E. Wertheimer, M.D..............     08/07/98       75,000       $5.625       $12.125    $5.625     9 years
  Senior Vice President                                                                                   21 days


F. David Rollo, M.D...................     10/15/98       87,000       $3.625       $  8.50    $3.625     8 years
  Former Senior Vice President and                                                                       202 days
  Executive Medical Director
                                           05/05/97       87,000       $ 8.50       $11.875    $ 8.50     9 years
                                                                                                          26 days

Swapan Sen............................
  Senior Vice President-General            10/15/98       40,000       $3.625       $  7.50    $3.625     9 years
  Manager, Medical Facility                                                                              173 days
  Operations
                                           10/15/98       21,000       $3.625       $  9.50    $3.625     7 years
                                                                                                         133 days

Michael O. Kokesh.....................     10/15/98       15,000       $3.625       $  8.50    $3.625     7 years
  Vice President,  General Counsel                                                                       153 days
  and Secretary


EMPLOYMENT AGREEMENTS

        Messrs. Bader, Zinberg, and Sen have entered into employment agreements with Raytel that entitle each to receive a specified base annual salary, subject to increase by the Board of Directors from time to time, and such bonus as may be authorized from time to time by the Board. Each agreement has a term of two years, expiring in September 2001 in the case of Messrs. Bader and Zinberg and February 2001 in the case of Mr. Sen. These terms are automatically extended for an additional year in September of each year, in the case of Messrs. Bader and Zinberg,and February of each year, in the case of Mr. Sen, unless either the officer or Raytel elects not to renew the agreement. Each of the agreements with Messrs. Bader, Zinberg, or Sen requires the officer to devote his full time and attention to Raytel's affairs. If Raytel terminates the employment of Mr. Bader, Zinberg, or Sen other than for cause (or if the officer voluntarily terminates his employment following certain specified actions by Raytel), the officer will be entitled to receive severance payments equal to his then current base salary for a period of 24 months following the date of termination. The current annual base salaries of Messrs. Bader, Zinberg, and Sen are $299,760, $299,760, and $186,895, respectively.

        As a result of the CVI acquisition in August 1997, Raytel has assumed the obligations of Dr. Wertheimer's employment agreement, which entitles him to receive a specified base salary, subject to increase by the Board from time to time, and such bonus as may be authorized from time to time by the Board. The agreement has a term of ten years, expiring on December 31, 2006. The agreement requires that Dr. Wertheimer devote his full time and attention to the affairs of Raytel, both in his capacity as a physician and as a member of executive management. The agreement may be terminated only for cause. In addition, the agreement provides that upon termination other than upon expiration of the regular term, Dr. Wertheimer is prohibited from engaging in the practice of medicine within a ten-mile radius of his then current principal place of practice. Dr. Wertheimer's current annual base salary is $300,000.

                      REPORT OF THE COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

COMPENSATION PHILOSOPHY

        The goals of Raytel's compensation policy are to attract, retain and reward executive officers who contribute to the overall success of Raytel by offering compensation that is competitive in the healthcare industry, to motivate executives to achieve Raytel's business objectives and to align the interests of officers with the long-term interests of stockholders. Raytel currently uses salary, a management incentive plan, an executive deferred compensation plan and stock options to meet these goals.

COMPENSATION COMMITTEE

        The Compensation Committee is composed of three non-management members of the Board of Directors, Thomas J. Fogarty, M.D., Mary M. Lampe, and Gene I. Miller. The Committee is responsible for setting and administering the policies governing annual compensation of executive officers, including cash compensation and grants of stock options. The Committee reviews compensation levels of executive officers, considers their performance and makes recommendations regarding their cash compensation and stock option awards to the full Board of Directors.

FORMS OF COMPENSATION

        Raytel provides its executive officers with a compensation package consisting of base salary, variable incentive pay, and participation in benefit plans generally available to other employees. In setting total compensation, the Committee considers individual and Company performance and data gathered from the public filings of other public companies. The market data consist primarily of base salary and total cash compensation rates, as well as incentive bonus and stock programs of the companies considered by the Committee to be peer companies in Raytel's industry.

        Base Salary. Salaries for executive officers are initially set based on negotiation with individual executive officers at the time of recruitment and with reference to salaries for comparable positions among individuals of similar education and background to the executive officers being recruited. Raytel also gives consideration to the individual's experience, reputation in his or her industry and expected contributions to Raytel.

        Generally, salary adjustments are made for each executive officer at the end of each fiscal year. The size of the annual salary adjustments for each executive officer is primarily based on the Committee's determination that the officer has met or exceeded his or her individual goals. These individual goals are determined in consultation with management, subject to review and approval by the Board of Directors, and generally relate to strategic goals within the responsibility of the executive officer. The Chief Executive Officer's goals also include Raytel's financial performance, measured primarily by the achievement of predetermined revenue and expense objectives and maintenance of adequate cash reserves.

        Executive Bonuses. Raytel seeks to provide additional incentives and rewards to executives who make valuable contributions to Raytel. Accordingly, the Compensation Committee awards annual bonuses, which can comprise a substantial portion of the total compensation of each executive officer. At the beginning of each fiscal year, the Board establishes a suggested budget for bonuses that may be earned during such fiscal year by executive officers and other employees. Following the end of the fiscal year, the Compensation Committee determines the amount of the cash bonus to be awarded to each executive officer. Awards are based upon such factors as the Compensation Committee may consider relevant in any particular year, including Raytel's attainment of certain goals for revenue growth and profitability, as well as the Compensation Committee's evaluation of each executive officer's individual contribution to the attainment of such goals.

        Long-term Incentives. Longer-term incentives are provided through the 1990 Stock Option Plan, which rewards executives and other employees through the growth in value of Raytel's stock. The committee believes that employee equity ownership is highly motivating, provides a major incentive for employees to build stockholder value and serves to align the interests of employees with those of stockholders.

        Grants of stock options to executive officers are based upon each officer's relative position, responsibilities, historical and expected contributions to Raytel, and the officer's existing stock ownership and previous option grants, with primary weight given to the executive officers' relative rank and responsibilities. Initial stock option grants designed to recruit an executive officer to join Raytel may be based on negotiations with the officer and with reference to historical option grants to existing officers. Stock options are granted at the market price on the date of grant and will provide value to the executive officers only when the price of Raytel's Common Stock increases over the exercise price.

        Other Benefit Plans. Executive officers may participate in several benefit plans, including Raytel's Pension Plan, 401(k) Plan and Executive Deferred Compensation Plan, a nonqualified deferred compensation plan. Raytel makes matching contributions to the 401(k) Plan equal to 25% of the amount contributed by each employee.

FISCAL 1999 COMPENSATION

        Bonuses paid after the end of fiscal 1999 were based upon Raytel's operating results in fiscal 1999 and each executive's contribution to these operating results. Raytel posted income from operations for fiscal 1999 of $8,773,000, which was approximately 11.9% lower than Raytel's previous amount of $9,962,000 earned in fiscal 1998.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

        The base compensation payable to Richard F. Bader, Raytel's Chairman and Chief Executive Officer, is determined by the employment agreement described above under "Employment Agreements." In 1999, based on the recommendation of the Compensation Committee, the Board increased Mr. Bader's annual salary in light of the important role Mr. Bader plays as Raytel's Chief Executive Officer and the compensation paid to chief executive officers of comparable companies. Mr. Bader's incentive compensation and bonus are determined by the Compensation Committee based on the financial objectives set by the Compensation Committee for that fiscal year. The financial objectives include the increase in revenues, earnings and shareholder value and based upon a survey of compensation paid to the chief executive officers of comparably sized companies in the same industry as Raytel. Based on these financial results, the Compensation Committee awarded Mr. Bader a bonus equal to approximately 63.4% of his 1999 base salary.

        For specific information regarding compensation earned in fiscal 1999 by certain executive officers, see "Executive Compensation - Summary Compensation Table."

                                            THE COMPENSATION COMMITTEE

                                            Thomas J. Fogarty, M.D.
                                            Mary M. Lampe
                                            Gene I. Miller

              REPORT OF THE EMPLOYEE STOCK OPTION COMMITTEE AND THE
                 COMPENSATION COMMITTEE ON REPRICING OF OPTIONS

REPRICING OF STOCK OPTIONS

        In October 1998, the Employee Stock Option Committee and the Compensation Committee reviewed the options held by the Company's executive officers and employees and considered the fact that the decline in the price of the Common Stock of the Company resulted in a substantial number of stock options granted pursuant to the 1990 Stock Option Plan having exercise prices well above the recent trading prices for the Common Stock. The Committees were advised by management that management believed that the Company's total compensation package for employees, which included options with exercise prices well above the current trading price of the Company's shares, was noncompetitive and would result in key personnel turnover as well as defeating the purpose of the options as an incentive to improve shareholder value. The Committees also considered that the recent decline in the Company's share price would result in inequities between employees holding higher-priced options and recent hires who had been granted options with exercise prices set at the lower current trading price of the Company's shares. The Committees were advised by management that management believed that key employee turnover was likely to increase in part because the Company's total compensation package for long-term employees, which included substantial options with exercise prices well above the current trading price, was less attractive than compensation offered by other companies in the same geographic location. This is because options granted to new hires at other companies would likely be granted at current trading prices, providing more opportunity for appreciation than the Company's options.

        The Committees believed that the Company's success in the future would depend in large part on its ability to retain a number of its highly skilled technical, managerial and marketing personnel and the loss of key employees could have significant adverse impact on the Company's business. The Committees also believed that unless an adjustment was made in option prices, existing employees holding options would perceive a substantial inequity in comparison to new employees granted stock options with exercise prices set at the current, lower fair market value of the Company's Common Stock and that employee morale would suffer as a consequence. The Committees concluded that it was important and cost-effective to provide equity incentives to employees and executive officers of the Company to improve the Company's performance and the value of the Company for its stockholders. The Committees considered granting new options selectively to current key employees at fair market value, but recognized that the size of the option grants required to offset the decline in market price would result in significant additional dilution to stockholders. The Committees recognized that an exchange of existing options with exercise prices higher than fair market value for options at fair market value would provide additional incentives to employees because of the increased potential for appreciation. The Committees also recognized that the new options could include new vesting schedules providing optionees participating in the exchange with an added incentive to remain with the Company.

        Accordingly, on October 15, 1998, the Committees approved an offer to specific employees of Raytel, including executive officers whom the Compensation Committee considered separately, to exchange outstanding options with an exercise price equal to or greater than $7.50 for options with an exercise price of $3.625 per share subject to the condition that any participating employee agree to cancel any stock option held by him or her, and with the vesting of each new option to commence on October 15, 1998. All replacement options will terminate no later than 10 years from the date of grant. Accordingly, optionees who participated in the exchange received a lower exercise price in exchange for forfeiting vesting under their old options. The offer to exchange options was completed in October 1998; in total, options for 628,950 shares with exercise prices ranging from $7.50 per share to $10.00 per share were exchanged for options for an equal number of shares at an exercise price of $3.625 per share, the closing price of Raytel's Common Stock on October 15, 1998.


THE EMPLOYEE STOCK OPTION COMMITTEE                THE COMPENSATION COMMITTEE

Richard F. Bader                                   Thomas J. Fogarty, M.D.
Allan Zinberg                                      Mary M. Lampe
                                                   Gene I. Miller

                                PERFORMANCE GRAPH

        Set forth below is a line graph comparing the cumulative total return at September 30, 1999 (assuming reinvestment of dividends) on $100 invested, alternatively in Raytel's Common Stock, the Nasdaq Stock Market - US Index, and the Nasdaq Health Services Index on December 1, 1995, the date of Raytel's initial public offering.


                                                   Cumulative Total Return
                                   --------------------------------------------------------
                                   12/01/95    09/30/96    09/30/97    06/30/98    09/30/99
                                   --------    --------    --------    --------    --------
Raytel Medical Corporation           $100        $169        $181        $ 57        $ 34

Nasdaq Stock Market (US)             $100        $117        $161        $164        $265

Nasdaq Health Services Index         $100        $118        $118        $ 80        $ 74

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires Raytel's officers and directors, and persons who own more than 10% of a registered class of Raytel's equity securities, to file reports of ownership and changes in ownership with the SEC and Nasdaq. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish Raytel with copies of all Section 16(a) forms they file.

        To Raytel's knowledge, based solely on its review of the copies of such reports received by it, or written representations from reporting persons that all required reports were filed, all Section 16(a) filing requirements applicable to its officers, directors and greater-than-10% beneficial owners during fiscal 1999 were complied with.


                              CERTAIN TRANSACTIONS

        Upon its acquisition of CVI in August 1997, Raytel, through the Heart Institute of Port St. Lucie ("HIPSL"), a subsidiary of CVI, became a party to a real estate lease agreement with 1700 S.E. Hillmoor Drive, Inc., a Florida corporation in which David E. Wertheimer, Senior Vice President and a director of Raytel, is a minority shareholder. The lease is for an office condominium consisting of approximately 22,500 square feet in a medical office building. The lease commenced January 1, 1997 and has a ten-year term, with a single option to renew for an additional ten-year term on the same terms and conditions. Pursuant to the terms of the lease, HIPSL is obligated to pay $349,411.68 per year in rent, payable in equal monthly installments on the first day of each month. The rent is adjustable beginning in 2002 based on the change, if any, in the interest rate on the loan secured by the real property. HIPSL is also responsible for all real estate taxes on the tenant improvements and personal property located on the premises, as well as all operating costs, such as utilities, heating, ventilation and air conditioning and all condominium association fees.

        Through an affiliated medical group owned by Dr. Wertheimer, Raytel and Granada Hills Community Hospital have entered into an agreement for Raytel to be the exclusive provider of cardiac surgery services at the hospital and to manage the hospital's cardiovascular surgery program. Raytel has also entered into an agreement with a leading cardiothoracic surgeon to provide the cardiac surgery services at the hospital. The initial term of both agreements is nine years. Raytel provides management services to the affiliated medical group under a management services agreement pursuant to which Raytel receives all of the income for its services to the affiliated medical group. Dr. Wertheimer has also entered into a succession agreement which permits Raytel to appoint the successor shareholder of the medical group in the event Dr. Wertheimer is no longer employed by Raytel.

        Through additional affiliated medical groups owned by Dr. Wertheimer, Raytel has entered into professional services arrangements with two independent medical groups to provide radiology services at two of its diagnostic imaging centers. Raytel provides management services to the affiliated medical groups under a management services agreement pursuant to which Raytel receives all of the income for its services to the affiliated medical group. Dr. Wertheimer has also entered into a succession agreement which permits Raytel to appoint the successor shareholder of the medical group in the event Dr. Wertheimer is no longer employed by Raytel.

        For a description of the compensation of officers and directors of Raytel, employment agreements between certain officers and Raytel and the eligibility of Raytel's officers and directors to participate in Raytel's employee benefit plans, see "Proposal No. 1 - Election of Directors - Director Compensation" and "Executive Compensation - Employment Agreements".

                                 PROPOSAL NO. 2

                   APPROVAL OF RAYTEL'S 2000 STOCK OPTION PLAN

        At the Annual Meeting, the stockholders will be asked to approve the Raytel Medical Corporation 2000 Stock Option Plan (the "2000 Plan"). On January 20, 2000, the Board of Directors adopted the 2000 Plan subject to and effective upon its approval by the stockholders in order to augment and ultimately replace Raytel's 1990 Stock Option Plan (the "Predecessor Plan") when that plan expires in June 2000.

        The Board of Directors believes that in order to successfully attract and retain the best possible candidates for positions of responsibility, Raytel must continue to offer a competitive equity incentive program. As of January 14, 2000, only 490,454 shares remained available for future stock option grants under the Predecessor Plan. The proposed 2000 Plan will replace the expiring Predecessor Plan and is intended to ensure that Raytel will continue to have available a reasonable number of shares for its stock option program. It authorizes an additional 425,000 shares of Raytel's Common Stock to be made available for stock option grants.

SUMMARY OF THE 2000 STOCK OPTION PLAN

        The following summary of the 2000 Plan is qualified in its entirety by the specific language of the plan, a copy of which is available to any stockholder upon request.

        GENERAL. The purpose of the 2000 Plan is to advance the interests of Raytel and its stockholders by providing an incentive to attract, retain and reward Raytel's employees, directors and consultants and by motivating such persons to contribute to Raytel's goals. The 2000 Plan provides for the grant to employees of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986 (the "Code") and the grant to employees, directors and consultants of nonstatutory stock options.

        SHARES SUBJECT TO 2000 PLAN. A maximum of 425,000 of the authorized but unissued or reacquired shares of Common Stock of Raytel may be issued under the 2000 Plan. Appropriate adjustments will be made to the shares subject to the 2000 Plan, the "Grant Limit" described below and to outstanding options upon any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in the capital structure of Raytel. If any outstanding option expires, terminates or is canceled, or if unvested shares acquired pursuant to an option are repurchased by Raytel, the expired or repurchased shares are returned to the 2000 Plan and again become available for grant.

        To enable Raytel to deduct for federal income tax purposes the compensation recognized by its executive officers in connection with options granted under the 2000 Plan, the plan is designed so that such compensation will qualify as "performance-based compensation" under Section 162(m) of the Code. To comply with Section 162(m), the 2000 Plan limits the number of shares for which options may be granted to any employee. Under this limitation, no employee (or prospective employee) may be granted options for more than 300,000 shares in any fiscal year (the "Grant Limit"). The Grant Limit is subject to appropriate adjustment in the event of certain changes in Raytel's capital structure, as previously described.

        ADMINISTRATION. The 2000 Plan will be administered by the Board of Directors or a committee of the Board, which, in the case of options intended to qualify for the performance-based compensation exemption under Section 162(m) of the Code, must be comprised solely of two or more independent directors. (For purposes of this discussion, the term "Board" refers to either the Board of Directors or such committee.) Subject to the provisions of the 2000 Plan, the Board determines the persons to whom options are to be granted, the number of shares to be covered by each option, and the terms and conditions of each option, including:

        - whether it is to be an incentive stock option or a nonstatutory stock option;

        - the timing and terms of exercisability and vesting of the option;

        - the purchase price and the type of consideration to be paid to Raytel upon the exercise of each option; and

        -  the time of expiration of each option.

The Board may modify, extend or renew any option, grant a new option in substitution for any option, waive any restrictions or conditions applicable to any option, and accelerate, extend or defer the exercisability or vesting of any option, subject to the optionee's agreement to any such action that adversely affects the optionee. The 2000 Plan provides for Raytel to indemnify any director, officer or employee against all reasonable expenses, including attorneys' fees, incurred in connection with any legal action arising from such person's action or failure to act in administering the 2000 Plan. The Board has the authority to interpret the 2000 Plan and options granted thereunder.

        ELIGIBILITY. Options may be granted under the 2000 Plan to employees, directors and consultants of Raytel or of any present or future parent or subsidiary corporations of Raytel. In addition, options may be granted to prospective service providers in connection with written offers of employment or other service relationship, provided that no shares may be purchased prior to such person's commencement of service. As of January 14, 2000, Raytel had approximately 1,000 employees, including five executive officers, three directors and one consultant who would be eligible under the 2000 Plan. While any eligible person may be granted a nonstatutory stock option, only employees may be granted incentive stock options.

        TERMS AND CONDITIONS OF OPTIONS. Each option granted under the 2000 Plan will be evidenced by a written agreement between Raytel and the optionee specifying the number of shares subject to the option and the other terms and conditions of the option. Nonstatutory stock options must have an exercise price at least equal to 85% of the fair market value of Raytel's stock on the date of grant. All incentive stock options must have an exercise price at least equal to the fair market value of Raytel's stock on the date of grant; however, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of Raytel or any parent or subsidiary corporation of Raytel (a "10% Stockholder") must have an exercise price equal to at least 110% of the fair market value of Raytel's stock on the date of grant. As of January 14, 2000, the closing price of Raytel's stock, as reported on the Nasdaq National Market, was $3.156 per share.

        The 2000 Plan provides that the option exercise price may be paid in the form of any lawful consideration approved by the Board, including:

        - cash, check or cash equivalent;

        - the assignment of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the option;

        - tender of shares of Raytel stock owned by the optionee having a fair market value not less than the exercise price; or

        - delivery of a promissory note if the optionee is an employee;

        The maximum term of an incentive stock option granted under the 2000 Plan is 10 years, provided that an incentive stock option granted to a 10% Stockholder must have a term not exceeding five years. An option generally will remain exercisable for three months following the optionee's termination of service; however, options remain exercisable for extended periods in the event of an optionee's death or if an optionee becomes disabled. In any event, the option must be exercised no later than its expiration date.

        Incentive stock options may not be transferred by the optionee other than by will or by the laws of descent and distribution, and are exercisable during the optionee's lifetime only by the optionee. Nonstatutory stock options granted under the 2000 Plan may be assigned or transferred to the extent permitted by the Board and set forth in the option agreement.

        RESTRICTIONS ON REPRICING. The terms of the 2000 Plan expressly provide that without stockholder approval, the Board may not reprice options by:

        - amending outstanding options to reduce their exercise prices; or

        - granting lower-priced options upon cancellation of higher-priced options;

unless the number of shares subject to such amended or canceled options are excluded from the number of shares available for future option grants under the 2000 Plan.

        CHANGE IN CONTROL. The 2000 Plan defines a "Change in Control" of Raytel as any transaction involving a merger, asset sale, stock transfer or dissolution after which Raytel's stockholders do not retain direct or indirect ownership of a majority of the total combined voting power of the stock of Raytel, its successor or the corporation to which assets or shares were transferred. If a Change in Control occurs, Raytel's outstanding options may be assumed or substituted by the acquiror or successor corporation. However, if an outstanding option is not assumed or replaced, the 2000 Plan provides that its vesting and exercisability will be accelerated in full effective 10 days prior to the Change in Control. Options that are not assumed, replaced or exercised prior to the Change in Control will terminate. In addition, the 2000 Plan authorizes the Board to provide in any option agreement that if, within 12 months following a Change in Control, the optionee's service is involuntarily terminated without cause or the optionee resigns as a result of adverse employment circumstances specified in the agreement (such as a demotion or a reduction in salary), then the vesting and exercisability of the option will be accelerated in full, and the option will remain exercisable for six months after the date of the optionee's termination of service (but not beyond the option's expiration date).

        TERMINATION OR AMENDMENT. The 2000 Plan will continue in effect until the earlier of its termination by the Board or the date on which all shares available for issuance under the plan have been issued and all vesting and other restrictions on such shares have lapsed, provided that all incentive stock options must be granted within ten years of the effective date of the plan. The Board may terminate or amend the 2000 Plan at any time. However, without stockholder approval, the Board may not amend the 2000 Plan to:

        - increase the total number of shares issuable thereunder;

        - change the class of persons eligible to receive incentive stock options; or

        - effect any other change that would require stockholder approval under any applicable law, regulation or rule.

No termination or amendment may affect an outstanding option unless expressly provided by the Board, and, in any event, may not adversely affect an outstanding option without the consent of the optionee, unless the amendment is required to preserve an option's status as an incentive stock option or is necessary to comply with any applicable law, regulation or rule.

SUMMARY OF U.S. FEDERAL INCOME TAX CONSEQUENCES

        The following summary is intended only as a general guide as to the U.S. federal income tax consequences under current law of participation in the 2000 Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

        INCENTIVE STOCK OPTIONS. A holder of an incentive stock option recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of the option. Optionees who hold their shares for at least two years following the date the option was granted and one year following the exercise of the option will normally recognize a capital gain or loss equal to the difference between the purchase price and the sale price of the shares. If an optionee satisfies these holding periods prior to a sale of the shares, Raytel will not be entitled to any deduction for federal income tax purposes in connection with the sale. If, however, an optionee sells or transfers the shares within two years after the date of grant or one year after the date of exercise (generally referred to as a "disqualifying disposition"), the lesser of:

        - the difference between the exercise price and the fair market value of the shares on the date when the option is exercised or such later date as the shares vest; and

        - the difference between the exercise price and the sale price of the shares;

will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and the loss will be treated as a capital loss, which, with limited exceptions, can be deducted only against capital gains. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by Raytel for federal income tax purposes, subject to some limitations set forth in the Code.

        The difference between the option exercise price and the fair market value of the shares on date when the option is exercised or such later date as the shares vest is treated as an adjustment in computing the optionee's income for purposes of computing the alternative minimum tax, which is payable if it exceeds the taxpayer's regular tax liability for that year. Special rules may apply if the shares are later sold in a disqualifying disposition, or under certain other circumstances set forth in the Code.

        NONSTATUTORY STOCK OPTIONS. Options that do not qualify as incentive stock options have no special tax status and are generally referred to as "nonstatutory stock options." An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of the option, the optionee normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the date when the option is exercised or such later date as the purchased shares vest (such date generally being referred to as the "determination date"). If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the option is exercised before the purchased shares are fully-vested, the optionee may elect, pursuant to
Section 83(b) of the Code, to have the exercise date treated as the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date the option is exercised. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. Any ordinary income recognized by the optionee as a result of the exercise of a nonstatutory stock option generally should be deductible by Raytel for federal income tax purposes, subject to some limitations set forth in the Code. No tax deduction is available to Raytel with respect to the grant of the option or the sale of the underlying stock.

VOTE REQUIRED AND BOARD OF DIRECTORS RECOMMENDATION

        Approval of this proposal requires a number of votes "For" the proposal that exceeds the number of votes "Against" the proposal with abstentions and broker non-votes each being counted as present for purposes of determining the presence of a quorum but having no effect on the outcome of the vote.

        As described above, the 2000 Plan is intended to preserve the treatment of option-related compensation as "performance-based compensation" for purposes of Section 162(m) of the Code. By approving this proposal, the stockholders will be approving, among other things, the eligibility requirements for participation in the 2000 Plan and the Grant Limit.

        THE BOARD OF DIRECTORS BELIEVES THAT ADOPTION OF THE PROPOSED 2000 PLAN IS IN THE BEST INTERESTS OF RAYTEL AND ITS STOCKHOLDERS FOR THE REASONS STATED ABOVE. THEREFORE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE 2000 PLAN.

                                 PROPOSAL NO. 3
                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

        The Board of Directors has selected Arthur Andersen LLP as the independent auditors of Raytel for the current fiscal year ending September 30, 2000. The selection of the independent auditors is being submitted to the stockholders for ratification at the Annual Meeting. In the event that ratification by the stockholders of the selection of Arthur Andersen LLP as Raytel's independent auditors is not obtained, the Board of Directors will reconsider such selection. Arthur Andersen LLP has audited Raytel's financial statements since 1993.

        The ratification of the selection of Arthur Andersen LLP will require the affirmative vote of not less than a majority of the shares of Raytel's Common Stock represented and voting at the Annual Meeting.

        THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN LLP.


                                 OTHER BUSINESS

        Raytel currently knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.


                                                   THE BOARD OF DIRECTORS


Dated:  January 26, 2000

                           RAYTEL MEDICAL CORPORATION
                             2000 STOCK OPTION PLAN


     1.   ESTABLISHMENT, PURPOSE AND TERM OF PLAN.

          1.1 ESTABLISHMENT. The Raytel Medical Corporation 2000 Stock Option Plan (the "PLAN") is hereby established effective as of the date on which it is approved by the stockholders of the Company (the "EFFECTIVE DATE").

          1.2 PURPOSE. The purpose of the Plan is to advance the interests of the Participating Company Group and its stockholders by providing an incentive to attract and retain persons performing services for the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group.

          1.3 TERM OF PLAN. The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the agreements evidencing Options granted under the Plan have lapsed. However, all Incentive Stock Options shall be granted, if at all, within ten (10) years from the earlier of the date the Plan is adopted by the Board or the date the Plan is duly approved by the stockholders of the Company.

     2.   DEFINITIONS AND CONSTRUCTION.

          2.1 DEFINITIONS. Whenever used herein, the following terms shall have their respective meanings set forth below:

               (a) "BOARD" means the Board of Directors of the Company. If one or more Committees have been appointed by the Board to administer the Plan, "BOARD" also means such Committee(s).

               (b) "CODE" means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

               (c) "COMMITTEE" means the Compensation Committee or other committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. Unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law.

               (d) "COMPANY" means Raytel Medical Corporation, a Delaware corporation, or any successor corporation thereto.

               (e) "CONSULTANT" means a person engaged to provide consulting or advisory services (other than as an Employee or a Director) to a Participating Company, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on a Form S-8 Registration Statement under the Securities Act.

               (f) "DIRECTOR" means a member of the Board or of the board of directors of any other Participating Company.

               (g) "DISABILITY" means the inability of the Optionee, in the opinion of a qualified physician acceptable to the Company, to perform the major duties of the Optionee's position with the Participating Company Group because of the sickness or injury of the Optionee.

               (h) "EMPLOYEE" means any person treated as an employee (including an officer or a Director who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a Director nor payment of a director's fee shall be sufficient to constitute employment for purposes of the Plan.

               (i) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

               (j) "FAIR MARKET VALUE" means, as of any date, the value of a share of Stock or other property as determined by the Board, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:

                    (i) If, on such date, the Stock is listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock (or the mean of the closing bid and asked prices of a share of Stock if the Stock is so quoted instead) as quoted on the Nasdaq National Market, The Nasdaq SmallCap Market or such other national or regional securities exchange or market system constituting the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Board, in its discretion.

                    (ii) If, on such date, the Stock is not listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be as determined by the Board in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse.

               (k) "INCENTIVE STOCK OPTION" means an Option intended to be (as set forth in the Option Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.

               (l) "INSIDER" means an officer or a Director of the Company or any other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

               (m) "NONSTATUTORY STOCK OPTION" means an Option not intended to be (as set forth in the Option Agreement) or which does not qualify as an Incentive Stock Option.

               (n) "OPTION" means a right to purchase Stock (subject to adjustment as provided in Section 4.3) pursuant to the terms and conditions of the Plan. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

               (o) "OPTION AGREEMENT" means a written agreement between the Company and an Optionee setting forth the terms, conditions and restrictions of the Option granted to the Optionee and any shares acquired upon the exercise thereof. An Option Agreement may consist of a form of "Notice of Grant of Stock Option" and a form of "Stock Option Agreement" incorporated therein by reference, or such other form or forms as the Board may approve from time to time.

               (p) "OPTIONEE" means a person who has been granted one or more Options.

               (q) "PARENT CORPORATION" means any present or future "parent corporation" of the Company, as defined in Section 424(e) of the Code.

               (r) "PARTICIPATING COMPANY" means the Company or any Parent Corporation or Subsidiary Corporation.

               (s) "PARTICIPATING COMPANY GROUP" means, at any point in time, all corporations collectively which are then Participating Companies.

               (t) "RULE 16b-3" means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

               (u) "SECTION 162(m)" means Section 162(m) of the Code, as amended by the Revenue Reconciliation Act of 1993 (P.L. 103-66).

               (v) "SECURITIES ACT" means the Securities Act of 1933, as amended.

               (w) "SERVICE" means an Optionee's employment or service with the Participating Company Group, whether in the capacity of an Employee, a Director or a Consultant. An Optionee's Service shall not be deemed to have terminated merely because of a change in the capacity in which the Optionee renders Service to the Participating Company

Group or a change in the Participating Company for which the Optionee renders such Service, provided that there is no interruption or termination of the Optionee's Service. Furthermore, an Optionee's Service with the Participating Company Group shall not be deemed to have terminated if the Optionee takes any military leave, sick leave, or other bona fide leave of absence approved by the Company; provided, however, that if any such leave exceeds ninety (90) days, on the ninety-first (91st) day of such leave the Optionee's Service shall be deemed to have terminated unless the Optionee's right to return to Service with the Participating Company Group is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, a leave of absence shall not be treated as Service for purposes of determining vesting under the Optionee's Option Agreement. The Optionee's Service shall be deemed to have terminated either upon an actual termination of Service or upon the corporation for which the Optionee performs Service ceasing to be a Participating Company. Subject to the foregoing, the Company, in its discretion, shall determine whether the Optionee's Service has terminated and the effective date of such termination.

               (x) "STOCK" means the common stock of the Company, as adjusted from time to time in accordance with Section 4.3.

               (y) "SUBSIDIARY CORPORATION" means any present or future "subsidiary corporation" of the Company, as defined in Section 424(f) of the Code.

               (z) "TEN PERCENT OWNER OPTIONEE" means an Optionee who, at the time an Option is granted to the Optionee, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company within the meaning of Section 422(b)(6) of the Code.

          2.2 CONSTRUCTION. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term "or" is not intended to be exclusive, unless the context clearly requires otherwise.

     3.   ADMINISTRATION.

          3.1 ADMINISTRATION BY THE BOARD. The Plan shall be administered by the Board. All questions of interpretation of the Plan or of any Option shall be determined by the Board, and such determinations shall be final and binding upon all persons having an interest in the Plan or such Option.

          3.2 AUTHORITY OF OFFICERS. Any officer of a Participating Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, determination or election.

          3.3 POWERS OF THE BOARD. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Board shall have the full and final power and authority, in its discretion:

               (a) to determine the persons to whom, and the time or times at which, Options shall be granted and the number of shares of Stock to be subject to each Option;

               (b) to designate Options as Incentive Stock Options or Nonstatutory Stock Options;

               (c) to determine the Fair Market Value of shares of Stock or other property;

               (d) to determine the terms, conditions and restrictions applicable to each Option (which need not be identical) and any shares acquired upon the exercise thereof, including, without limitation, (i) the exercise price of the Option, (ii) the method of payment for shares purchased upon the exercise of the Option, (iii) the method for satisfaction of any tax withholding obligation arising in connection with the Option or such shares, including by the withholding or delivery of shares of stock, (iv) the timing, terms and conditions of the exercisability of the Option or the vesting of any shares acquired upon the exercise thereof, (v) the time of the expiration of the Option, (vi) the effect of the Optionee's termination of Service with the Participating Company Group on any of the foregoing, and (vii) all other terms, conditions and restrictions applicable to the Option or such shares not inconsistent with the terms of the Plan;

               (e)  to approve one or more forms of Option Agreement;

               (f) to amend, modify, extend, cancel or renew any Option or to waive any restrictions or conditions applicable to any Option or any shares acquired upon the exercise thereof;

               (g) to accelerate, continue, extend or defer the exercisability of any Option or the vesting of any shares acquired upon the exercise thereof, including with respect to the period following an Optionee's termination of Service with the Participating Company Group;

               (h) to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt supplements to, or alternative versions of, the Plan, including, without limitation, as the Board deems necessary or desirable to comply with the laws of, or to accommodate the tax policy or custom of, foreign jurisdictions whose citizens may be granted Options; and

               (i) to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Option Agreement and to make all other determinations and take such other actions with respect to the Plan or any Option as the Board may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law.

          3.4 ADMINISTRATION WITH RESPECT TO INSIDERS. With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.

          3.5 COMMITTEE COMPLYING WITH SECTION 162(m). If a Participating Company is a "publicly held corporation" within the meaning of Section 162(m), the Board may establish a Committee of "outside directors" within the meaning of
Section 162(m) to approve the grant of any Option which might reasonably be anticipated to result in the payment of employee remuneration that would otherwise exceed the limit on employee remuneration deductible for income tax purposes pursuant to Section 162(m).

          3.6 INDEMNIFICATION. In addition to such other rights of indemnification as they may have as members of the Board or officers or employees of the Participating Company Group, members of the Board and any officers or employees of the Participating Company Group to whom authority to act for the Board or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

     4.   SHARES SUBJECT TO PLAN.

          4.1 MAXIMUM NUMBER OF SHARES ISSUABLE. Subject to adjustment as provided in Sections 4.2 and 4.3, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be four hundred twenty five thousand (425,000) and shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof. If an outstanding Option for any reason expires or is terminated or canceled or if shares of Stock are acquired upon the exercise of an Option subject to a Company repurchase option and are repurchased by the Company at the Optionee's exercise price, the shares of Stock allocable to the unexercised portion of such Option or such repurchased shares of Stock shall again be available for issuance under the Plan.

          4.2 OPTION REPRICING. Without the approval of a majority of the shares of Stock present or represented by proxy and voting at a meeting of the stockholders of the Company at which a quorum representing a majority of all outstanding shares of Stock is present or represented by proxy, the Board shall not approve a program providing for either (i) the cancellation of outstanding Options and the grant in substitution therefore of new Options having a lower exercise price or (ii) the amendment of outstanding Options to reduce the exercise price thereof, unless the number of shares subject to such canceled Options or a number of shares equal to the number of shares subject to such amended Options, as the case may be, are excluded from the number of shares available for future Option grants pursuant to Section 4.1 above. This paragraph shall not be construed to apply to "issuing or assuming a stock option in a transaction to which section 424(a) applies," within the meaning of Section 424 of the Code.

          4.3 ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, appropriate adjustments shall be made in the number and class of shares subject to the Plan and to any outstanding Options, in the Section 162(m) Grant Limit set forth in Section 5.4, and in the exercise price per share of any outstanding Options. If a majority of the shares which are of the same class as the shares that are subject to outstanding Options are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event, as defined in Section 8.1) shares of another corporation (the "NEW SHARES"), the Board may unilaterally amend the outstanding Options to provide that such Options are exercisable for New Shares. In the event of any such amendment, the number of shares subject to, and the exercise price per share of, the outstanding Options shall be adjusted in a fair and equitable manner as determined by the Board, in its discretion. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 4.3 shall be rounded down to the nearest whole number, and in no event may the exercise price of any Option be decreased to an amount less than the par value, if any, of the stock subject to the Option. The adjustments determined by the Board pursuant to this Section 4.3 shall be final, binding and conclusive.

     5.   ELIGIBILITY AND OPTION LIMITATIONS.

          5.1 PERSONS ELIGIBLE FOR OPTIONS. Options may be granted only to Employees, Consultants, and Directors. For purposes of the foregoing sentence, "Employees," "Consultants" and "Directors" shall include prospective Employees, prospective Consultants and prospective Directors to whom Options are granted in connection with written offers of an employment or other service relationship with the Participating Company Group. Eligible persons may be granted more than one (1) Option.

          5.2 OPTION GRANT RESTRICTIONS. Any person who is not an Employee on the effective date of the grant of an Option to such person may be granted only a Nonstatutory Stock Option. An Incentive Stock Option granted to a prospective Employee upon the condition that such person become an Employee shall be deemed granted effective on the date such person commences Service with a Participating Company, with an exercise price determined as of such date in accordance with
Section 6.1.

          5.3 FAIR MARKET VALUE LIMITATION. To the extent that options designated as Incentive Stock Options (granted under all stock option plans of the Participating Company Group, including the Plan) become exercisable by an Optionee for the first time during any calendar year for stock having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portions of such options which exceed such amount shall be treated as

Nonstatutory Stock Options. For purposes of this Section 5.3, options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted. If the Code is amended to provide for a different limitation from that set forth in this
Section 5.3, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section 5.3, the Optionee may designate which portion of such Option the Optionee is exercising. In the absence of such designation, the Optionee shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Separate certificates representing each such portion shall be issued upon the exercise of the Option.

          5.4  SECTION 162(m) GRANT LIMIT. Subject to adjustment as provided in
Section 4.3, no Employee or prospective Employee shall be granted one or more Options within any fiscal year of the Company which in the aggregate are for the purchase of more than three hundred thousand (300,000) shares (the "SECTION 162(m) GRANT LIMIT"). An Option which is canceled in the same fiscal year in which it was granted shall continue to be counted against the Section 162(m) Grant Limit for such period.

     6.   TERMS AND CONDITIONS OF OPTIONS.

          Options shall be evidenced by Option Agreements specifying the number of shares of Stock covered thereby, in such form as the Board shall from time to time establish. No Option or purported Option shall be a valid and binding obligation of the Company unless evidenced by a fully executed Option Agreement. Option Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

          6.1 EXERCISE PRICE. The exercise price for each Option shall be established in the discretion of the Board; provided, however, that (a) the exercise price per share for an Incentive Stock Option shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option, (b) the exercise price per share for a Nonstatutory Stock Option shall be not less than eighty-five percent (85%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option, and (c) no Incentive Stock Option granted to a Ten Percent Owner Optionee shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of Section 424(a) of the Code.

          6.2 EXERCISABILITY AND TERM OF OPTIONS. Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Board and set forth in the Option Agreement evidencing such Option; provided, however, that (a) no Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option, (b) no Incentive Stock Option granted to a Ten Percent Owner Optionee shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option, and (c) no Option granted to a prospective Employee, prospective Consultant or prospective Director may become exercisable prior to the date on which such person commences Service with a Participating Company. Subject to the foregoing, unless otherwise specified by the Board in the grant of an Option, any Option granted hereunder shall terminate ten (10) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions.

          6.3  PAYMENT OF EXERCISE PRICE.

               (a) FORMS OF CONSIDERATION AUTHORIZED. Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check or cash equivalent, (ii) by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Optionee having a Fair Market Value (as determined by the Company without regard to any restrictions on transferability applicable to such stock by reason of federal or state securities laws or agreements with an underwriter for the Company) not less than the exercise price, (iii) by delivery of a properly executed notice together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a "CASHLESS EXERCISE"), (iv) provided that the Optionee is an Employee (unless otherwise not prohibited by law, including, without limitation, any regulation promulgated by the Board of Governors of the Federal Reserve System) and in the Company's sole discretion at the time the Option is exercised, by delivery of the Optionee's promissory note in a form approved by the Company for the aggregate exercise price, provided that, if the Company is incorporated in the State of Delaware, the Optionee shall pay in cash that portion of the aggregate exercise price not less than the par value of the shares being acquired, (v) by such other consideration as may be approved by the Board from time to time to the extent permitted by applicable law, or (vi) by any combination thereof. The Board may at any time or from time to time, by approval of or by amendment to the standard forms of Option Agreement described in Section 7, or by other means, grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

               (b)  LIMITATIONS ON FORMS OF CONSIDERATION.

                    (i) TENDER OF STOCK. Notwithstanding the foregoing, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock to the extent such tender or attestation would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company's stock. Unless otherwise provided by the Board, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock unless such shares either have been owned by the Optionee for more than six (6) months or were not acquired, directly or indirectly, from the Company.

                    (ii) CASHLESS EXERCISE. The Company reserves, at any and all times, the right, in the Company's sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise.

                    (iii) PAYMENT BY PROMISSORY NOTE. No promissory note shall be permitted if the exercise of an Option using a promissory note would be a violation of any law. Any permitted promissory note shall be on such terms as the Board shall determine at the time the Option is granted. The Board shall have the authority to permit or require the Optionee to secure any promissory note used to exercise an Option with the shares of Stock acquired upon the exercise of the Option or with other collateral acceptable to the Company. Unless otherwise provided by the Board, if the Company at any time is subject to the regulations promulgated by the Board of Governors of the Federal Reserve System or any other governmental entity affecting the extension of credit in connection with the Company's securities, any promissory note shall comply with such applicable regulations, and the Optionee shall pay the unpaid principal and accrued interest, if any, to the extent necessary to comply with such applicable regulations.

          6.4 TAX WITHHOLDING. The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable upon the exercise of an Option, or to accept from the Optionee the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the federal, state, local and foreign taxes, if any, required by law to be withheld by the Participating Company Group with respect to such Option or the shares acquired upon the exercise thereof. Alternatively or in addition, in its discretion, the Company shall have the right to require the Optionee, through payroll withholding, cash payment or otherwise, including by means of a Cashless Exercise, to make adequate provision for any such tax withholding obligations of the Participating Company Group arising in connection with the Option or the shares acquired upon the exercise thereof. The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates. The Company shall have no obligation to deliver shares of Stock or to release shares of Stock from an escrow established pursuant to the Option Agreement until the Participating Company Group's tax withholding obligations have been satisfied by the Optionee.

          6.5 REPURCHASE RIGHTS. Shares issued under the Plan may be subject to a right of first refusal, one or more repurchase options, or other conditions and restrictions as determined by the Board in its discretion at the time the Option is granted. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Optionee shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

          6.6  EFFECT OF TERMINATION OF SERVICE.

               (a) OPTION EXERCISABILITY. Subject to earlier termination of the Option as otherwise provided herein and unless otherwise provided by the Board in the grant of an Option and set forth in the Option Agreement, an Option shall be exercisable after an Optionee's termination of Service only during the applicable time period determined in accordance with this Section 6.6 and thereafter shall terminate:

                    (i) DISABILITY. If the Optionee's Service with the Participating Company Group terminates because of the Disability of the Optionee, the Option, to the extent unexercised and exercisable on the date on which the Optionee's Service terminated, may be exercised by the Optionee (or the Optionee's guardian or legal representative) at any time prior to the expiration of twelve (12) months (or such longer period of time as determined by the Board, in its discretion) after the date on which the Optionee's Service terminated, but in any event no later than the date of expiration of the Option's term as set forth in the Option Agreement evidencing such Option (the "OPTION EXPIRATION DATE").

                    (ii) DEATH. If the Optionee's Service with the Participating Company Group terminates because of the death of the Optionee, the Option, to the extent unexercised and exercisable on the date on which the Optionee's Service terminated, may be exercised by the Optionee's legal representative or other person who acquired the right to exercise the Option by reason of the Optionee's death at any time prior to the Option Expiration Date. The Optionee's Service shall be deemed to have terminated on account of death if the Optionee dies within three (3) months (or such longer period of time as determined by the Board, in its discretion) after the Optionee's termination of Service.

                    (iii) TERMINATION AFTER CHANGE IN CONTROL. The Board may, in its discretion, provide in any Option Agreement that if the Optionee's Service with the Participating Company Group ceases as a result of "Termination After Change in Control" (as defined in such Option Agreement), then (1) the Option, to the extent unexercised and exercisable on the date on which the Optionee's Service terminated, may be exercised by the Optionee (or the Optionee's guardian or legal representative) at any time prior to the expiration of six (6) months (or such longer period of time as determined by the Board, in its discretion) after the date on which the Optionee's Service terminated, but in any event no later than the Option Expiration Date, and (2) the exercisability and vesting of the Option and any shares acquired upon the exercise thereof shall be accelerated effective as of the date on which the

Optionee's Service terminated to such extent, if any, as shall have been determined by the Board, in its discretion, and set forth in the Option Agreement. Notwithstanding the foregoing, if it is determined that the provisions or operation of this Section 6.6(a)(iii) would preclude treatment of a Change in Control as a "pooling-of-interests" for accounting purposes and provided further that in the absence of the preceding sentence such Change in Control would be treated as a "pooling-of-interests" for accounting purposes, then this Section 6.6(a)(iii) shall be void ab initio, and the vesting and exercisability of the Option shall be determined under any other applicable provision of the Plan or the Option Agreement evidencing such Option.

                    (iv) OTHER TERMINATION OF SERVICE. If the Optionee's Service with the Participating Company Group terminates for any reason, except Disability, death or Termination After Change in Control, the Option, to the extent unexercised and exercisable by the Optionee on the date on which the Optionee's Service terminated, may be exercised by the Optionee at any time prior to the expiration of three (3) months (or such longer period of time as determined by the Board, in its discretion) after the date on which the Optionee's Service terminated, but in any event no later than the Option Expiration Date.

               (b) EXTENSION IF EXERCISE PREVENTED BY LAW. Notwithstanding the foregoing, if the exercise of an Option within the applicable time periods set forth in Section 6.6(a) is prevented by the provisions of Section 10 below, the Option shall remain exercisable until three (3) months (or such longer period of time as determined by the Board, in its discretion) after the date the Optionee is notified by the Company that the Option is exercisable, but in any event no later than the Option Expiration Date.

               (c) EXTENSION IF OPTIONEE SUBJECT TO SECTION 16(b). Notwithstanding the foregoing, if a sale within the applicable time periods set forth in Section 6.6(a) of shares acquired upon the exercise of the Option would subject the Optionee to suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such shares by the Optionee would no longer be subject to such suit, (ii) the one hundred and ninetieth (190th) day after the Optionee's termination of Service, or (iii) the Option Expiration Date.

          6.7 TRANSFERABILITY OF OPTIONS. During the lifetime of the Optionee, an Option shall be exercisable only by the Optionee or the Optionee's guardian or legal representative. No Option shall be assignable or transferable by the Optionee, except by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Board, in its discretion, and set forth in the Option Agreement evidencing such Option, a Nonstatutory Stock Option shall be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S-8 Registration Statement under the Securities Act.

     7.   STANDARD FORMS OF OPTION AGREEMENT.

          7.1 OPTION AGREEMENT. Unless otherwise provided by the Board at the time the Option is granted, an Option shall comply with and be subject to the terms and conditions set forth in the form of Option Agreement approved by the Board concurrently with its adoption of the Plan and as amended from time to time.

          7.2 AUTHORITY TO VARY TERMS. The Board shall have the authority from time to time to vary the terms of any standard form of Option Agreement described in this Section 7 either in connection with the grant or amendment of an individual Option or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Option Agreement are not inconsistent with the terms of the Plan.

     8.   CHANGE IN CONTROL.

          8.1  DEFINITIONS.

               (a) An "OWNERSHIP CHANGE EVENT" shall be deemed to have occurred if any of the following occurs with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party;
(iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company; or (iv) a liquidation or dissolution of the Company.

               (b) A "CHANGE IN CONTROL" shall mean an Ownership Change Event or a series of related Ownership Change Events (collectively, a "TRANSACTION") wherein the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company's voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting stock of the Company or the corporation or corporations to which the assets of the Company were transferred (the "TRANSFEREE CORPORATION(S)"), as the case may be. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting stock of one or more corporations which, as a result of the Transaction, own the Company or the Transferee Corporation(s), as the case may be, either directly or through one or more subsidiary corporations. The Board shall have the right to determine whether multiple sales or exchanges of the voting stock of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

          8.2 EFFECT OF CHANGE IN CONTROL ON OPTIONS. In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the "ACQUIRING CORPORATION"), may either assume the Company's rights and obligations under outstanding Options or substitute for outstanding Options substantially equivalent options for the Acquiring Corporation's stock. In the event the Acquiring Corporation elects not to assume or substitute for outstanding Options in connection with a Change in Control, any unexercisable or unvested portions of outstanding Options and any shares acquired upon the exercise thereof held by Optionees whose Service has not terminated prior to such date shall be immediately exercisable and and the Vested in full as of the date ten (10) days prior to the date of the Change in Control. The exercise or vesting of any Option and any shares acquired upon the exercise thereof that was permissible solely by reason of this Section 8.2 shall be conditioned upon the consummation of the Change in Control. Any Options which are neither assumed or substituted for by the Acquiring Corporation in connection with the Change in Control nor exercised as of the date of the Change in Control shall terminate and cease to be outstanding effective as of the date of the Change in Control. Notwithstanding the foregoing, shares acquired upon exercise of an Option prior to the Change in Control and any consideration received pursuant to the Change in Control with respect to such shares shall continue to be subject to all applicable provisions of the Option Agreement evidencing such Option except as otherwise provided in such Option Agreement. Furthermore, notwithstanding the foregoing, if the corporation the stock of which is subject to the outstanding Options immediately prior to an Ownership Change Event described in Section 8.1(a)(i) constituting a Change in Control is the surviving or continuing corporation and immediately after such Ownership Change Event less than fifty percent (50%) of the total combined voting power of its voting stock is held by another corporation or by other corporations that are members of an affiliated group within the meaning of Section 1504(a) of the Code without regard to the provisions of Section 1504(b) of the Code, the outstanding Options shall not terminate unless the Board otherwise provides in its discretion.

     9.   PROVISION OF INFORMATION.

          Each Optionee shall be given access to information concerning the Company equivalent to that information generally made available to the Company's common stockholders.

     10.  COMPLIANCE WITH SECURITIES LAW.

          The grant of Options and the issuance of shares of Stock upon exercise of Options shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities. Options may not be exercised if the issuance of shares of Stock upon exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Option may be exercised unless (a) a registration statement under the Securities Act shall at the time of exercise of the Option be in effect with respect to the shares issuable upon exercise of the Option or (b) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company's legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of any Option, the Company may require the Optionee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

     11.  TERMINATION OR AMENDMENT OF PLAN.

          The Board may terminate or amend the Plan at any time. However, subject to changes in applicable law, regulations or rules that would permit otherwise, without the approval of the Company's stockholders, there shall be
(a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 4.3),
(b) no change in the class of persons eligible to receive Incentive Stock Options, and (c) no other amendment of the Plan that would require approval of the Company's stockholders under any applicable law, regulation or rule. No termination or amendment of the Plan shall affect any then outstanding Option unless expressly provided by the Board. In any event, no termination or amendment of the Plan may adversely affect any then outstanding Option without the consent of the Optionee, unless such termination or amendment is required to enable an Option designated as an Incentive Stock Option to qualify as an Incentive Stock Option or is necessary to comply with any applicable law, regulation or rule.

IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing sets forth the Raytel Medical Corporation 2000 Stock Option Plan as duly adopted by the Board on January 20, 2000.


                                       /s/ MICHAEL O. KOKESH
                                       ------------------------------------
                                       Secretary

                                  DETACH HERE

                                     PROXY

                           RAYTEL MEDICAL CORPORATION

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

                      SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned, revoking all prior proxies, hereby appoints Richard F. Bader and John F. Lawler, Jr., or either of them, with full power of substitution, as proxies to represent and vote as designated in the proxy any and all of the shares of stock of Raytel Medical Corporation, held or owned by or standing in the name of the undersigned on the Company's books on January 14, 2000 at the Annual Meeting of Stockholders of the Company to be held at the LeMeridien Hotel, 250 Franklin Street, Boston, Massachusetts at 10:30 a.m. on March 2, 2000, and any continuation or adjournment thereof, with all powers the undersigned would possess if personally present at the meeting.

     THE UNDERSIGNED HEREBY DIRECTS AND AUTHORIZES SAID PROXIES, AND EACH OF THEM, OR THEIR SUBSTITUTE OR SUBSTITUTES, TO VOTE AS SPECIFIED BELOW WITH RESPECT TO THE PROPOSALS LISTED IN PARAGRAPHS 1, 2 AND 3 ON THE REVERSE SIDE, OR IF NO SPECIFICATION IS MADE, TO VOTE IN FAVOR THEREOF.

     The undersigned hereby further confers upon said proxies, and each of them, or their substitute or substitutes, discretionary authority to vote with respect to all other matters, which may properly come before the meeting or any continuation or adjournment thereof.

     The undersigned hereby acknowledges receipt of: (a) Notice of Annual Meeting of Stockholders of the Company, (b) accompanying Proxy Statement, and
(c) Annual Report to Stockholders for the fiscal year ended September 30, 1999.

SEE REVERSE        CONTINUED AND TO BE SIGNED ON REVERSE SIDE      SEE REVERSE
    SIDE                                                               SIDE

                                  DETACH HERE

[X]  PLEASE MARK
     VOTES AS IN
     THIS EXAMPLE.


THE UNDERSIGNED HEREBY VOTES ALL THE SHARES OF THE STOCK OF RAYTEL MEDICAL CORPORATION WHICH THE UNDERSIGNED IS ENTITLED TO VOTE AS HEREINAFTER SPECIFIED UPON THE PROPOSALS LISTED BELOW:

1.   Election of three (3) directors to Class II of the Board of Directors.

     NOMINEES: (01) Mary Lampe, (02) Gene I. Miller and (03) David E.
               Wertheimer, MD

                  FOR                                 WITHHELD
                  ALL     [ ]                  [ ]    FROM ALL
                NOMINEES                              NOMINEES

[ ]
    --------------------------------------------
    For all nominees except as noted above

                                                           FOR  AGAINST  ABSTAIN

2.   To approve the 2000 Stock Option Plan.                [ ]    [ ]      [ ]

3.   To approve the appointment of Arthur Andersen LLP
     as independent auditors of the Company for the
     fiscal year ending September 30, 2000.                [ ]    [ ]      [ ]

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT   [ ]

Sign exactly as your name(s) appear(s) on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign this ballot. If shares of stock are held of record by a corporation, this ballot should be executed by the President or Vice President and the Secretary or Assistant Secretary, and the corporate seal should be affixed thereto. Executors or administrators or other fiduciaries who execute this ballot for a deceased stockholder should give their full title.


Signature: _____________ Date: ________  Signature: _____________ Date:________